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                                                                    EXHIBIT 99.3


                               IRREVOCABLE PROXY


         This irrevocable proxy (this "Proxy") is granted as of October 9, 1994.

         WHEREAS, pursuant to an Agreement and Plan of Merger dated of even date herewith (the "Merger Agreement") among Panhandle Eastern Corporation, a Delaware corporation ("PEC"), Panhandle Acquisition Two, Inc., a Delaware corporation and wholly-owned subsidiary of PEC ("Merger Sub"), and Associated Natural Gas Corporation, a Delaware corporation ("ANGC"), providing for the merger of Merger Sub with and into ANGC (as defined in the Merger Agreement, the "Merger"), ANGC will become a wholly-owned subsidiary of PEC and the shares of common stock, $.05 par value per share, of ANGC ("ANGC Common Stock") held by the undersigned as of the Effective Time (as defined in the Merger Agreement) of the Merger will be converted into the right to receive shares of common stock, $1.00 par value, of PEC ("PEC Common Stock"); and

         WHEREAS, to induce PEC and Merger Sub to enter the Merger Agreement and at the request of PEC, the undersigned has agreed to appoint and irrevocably grant a proxy to PEC with respect to all ANGC Common Stock beneficially owned by the undersigned on the date hereof and all voting securities of ANGC acquired from time to time by the undersigned after the date hereof (such ANGC Common Stock and securities being referred to herein as the "Covered Shares");

         NOW THEREFORE, in consideration of the foregoing, the undersigned hereby agrees as follows:

         1. Grant of Proxy. The undersigned hereby revokes all prior proxies with respect to the Covered Shares and appoints PEC, acting through any of its designated officers, as the undersigned's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the undersigned, to vote (or, at its discretion, execute a written consent with respect to) all the Covered Shares (i) in favor of the Merger and adoption of the Merger Agreement, and (ii) against any business combination proposal or other matter that may interfere or be inconsistent with the Merger or the Merger Agreement (including, without limitation, a Competing Transaction, as defined in the Merger Agreement), at any meeting of stockholders of ANGC (or consent in lieu thereof) and any adjournment or adjournments thereof.

         2. Representations and Warranties. The undersigned hereby represents and warrants to PEC as follows: the undersigned has full power and authority to grant this Proxy, and neither the execution or delivery of this Proxy nor the performance of his obligations hereunder will (A) conflict with or result in a breach, default or violation of any agreement, proxy, document, instrument, judgment, decree, order, governmental permit, certificate, license, law, statute, rule or regulation to which he is a party or to which he is subject, (B) result in the creation of any lien, charge or other encumbrance on any Covered Shares (except for any encumbrance created by this Proxy) or (C) require him to obtain the consent of any private nongovernmental third party. The undersigned further represents and warrants to PEC that (i)
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as of the date hereof, he is the sole record and beneficial owner of the number of Covered Shares set forth opposite his name below, free and clear of any lien, charge, proxy (other than this Proxy) or other encumbrance, and that such Covered Shares constitute all of the voting securities of ANGC owned beneficially or of record by the undersigned, and (ii) except as expressly provided in this Proxy, no consent, action, approval or authorization of, or registration, declaration or filing with, any governmental department, commission, agency or other instrumentality or any other person or entity is required to authorize, or is otherwise required in connection with, the execution and delivery of this Proxy or his performance of the terms of this Proxy or the validity or enforceability of this Proxy (other than any required amendment to any Statement on Schedule 13D of the undersigned caused by the existence and terms of this Proxy).

         3. Proxy Irrevocable. The undersigned agrees and acknowledges that, as a stockholder of ANGC, he will receive substantial consideration in connection with the Merger, and that this Proxy is given in consideration of, and as an inducement to, the execution of the Merger Agreement by PEC and PEC Sub, and THAT THE PROXY GRANTED HEREBY IS AND SHALL BE DEEMED TO BE COUPLED WITH AN INTEREST AND IS NOT REVOCABLE, and shall not be terminated (other than in accordance with Section 5 hereof) by any act of the undersigned or by operation of law, whether by the death or incapacity of the undersigned or by the occurrence of any other event or events whatsoever. The undersigned further agrees that he will not grant any proxy or proxies inconsistent with this Proxy. If requested by PEC, the undersigned agrees that he will enter into a voting agreement or similar arrangement with PEC or its designee relating to the Covered Shares, which agreement or arrangement will commit the undersigned to vote the Covered Shares as specified in Section 1 hereof and will contain substantially similare representations, restrictions on transfer or disposition and termination provisions as this Proxy.

         4. Transferability of Covered Shares. The undersigned will not sell or otherwise transfer or dispose of any of the Covered Shares unless the following conditions are met:

         (a)     prior written notice of this Proxy is given to the transferee;

         (b) the transferee agrees that the shares transferred will remain subject to this Proxy and, in connection therewith, executes and delivers to PEC a proxy covering such shares in form and substance satisfactory to PEC, which proxy shall be in substantially the form of this Proxy; and

         (c) such transfer is made in compliance with the terms of the ANGC Affiliate's Agreement executed by the undersigned on the date hereof as required by the Merger Agreement.





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         5.      Termination of Proxy.  This Proxy shall terminate
automatically on the earliest to occur of (i) the Effective Time, (ii) termination of the Merger Agreement pursuant to Section 8.01 thereof and (iii) June 30, 1995.

         6. Miscellaneous. The undersigned understands and agrees that PEC is relying on this Proxy and may enforce its terms against the undersigned, and that irreparable damage would occur in the event of breach of any provision of the Proxy. The undersigned agrees that, in the event of any such breach, PEC shall be entitled to specific performance of the terms hereof, in addition to any other remedies that may be available at law or in equity. This Proxy shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.





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         IN WITNESS WHEREOF, the undersigned has executed this Proxy as of the date first set forth above.



Number of Covered Shares: __________       ____________________________
                                                     Signature


                                           ____________________________
                                                   Printed Name





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